Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                                                   Exhibit 10.14

September 20, 1998

Mr. Masakazu Kakei
Executive Director and Member of Board
Japan Tobacco Inc.
JT Building, 2-1 Toranomon, 2-chome
Minato-ku, Tokyo 105-8422, Japan

Re: Preliminary Research, Development and Marketing Agreement between Tularik Inc. ("Tularik") and Japan Tobacco Inc. ("JT") (individually, a "Party" and, collectively, "Parties").

Dear Mr. Kakei:

This Preliminary Research, Development and Marketing Agreement ("Agreement") sets forth the Parties' preliminary agreement on terms and conditions under which Tularik and JT will (i) amend and restate the Collaboration Agreement dated as of December 31, 1996 between Tularik and JT ("Original Agreement") to govern the terms pursuant to which the Parties will continue to research, discover, develop, manufacture and market products that [ * ]; and (ii) expand the Parties' collaboration under the Original Agreement to include a collaborative program to research, discover, develop, manufacture and market products that [ * ]. The [ * ] shall be referenced collectively in this Agreement as the "Targets". Activities conducted pursuant to subparagraphs (i) and (ii) of the previous sentence shall be referred to herein, collectively, as the "Program". "Field" shall mean the therapeutic treatment of human disease by means of regulation of the Targets. The foregoing definition of "Field" shall exclude the therapeutic treatment of human disease by means of [ * ]. The Parties intend to express their agreement more fully pursuant to a definitive agreement ("Collaboration Agreement"). The Parties shall use their respective commercially reasonable efforts to execute the Collaboration Agreement prior to [ * ] ("Execution Date").

1.   Committees

     a. EC. The goals and progress of the Program shall be the ultimate responsibility of an Executive Committee ("EC") comprised of [ * ] to be appointed within 10 days after September 20, 1998 (the "Agreement Date"). A Party may replace its designee to the EC by written notice to the other Party. Except as provided herein, all decisions of the EC shall be unanimous. The EC shall resolve problems and settle disagreements that are unresolved by the RMC, the JDC or the MC. The EC shall meet as necessary to resolve disagreements pursuant to this Agreement

          b. Research Management Committee. The goals and progress of the research component of the Program ("Research Program") shall be determined and monitored by a Research Management Committee ("RMC"), which shall be composed of three members from each of Tularik and JT, the Chairperson of which shall be named by Tularik. A Party may replace any designee to the RMC by written notice to the other Party. The RMC shall meet at least twice annually at a time and place it so designates. The RMC will periodically review the Research Program and the Parties' progress thereunder, to the extent set forth in the Research Plan, including all screening results and new developments regarding the Field, and propose changes to the Research Plan based upon the results of prior work and new developments in the Field. The RMC will select the Collaboration Lead Compounds by a unanimous vote pursuant to Section 3(b). All data and information obtained by either Party pursuant to the Research Program will be provided to the RMC. The RMC will delegate responsibility for the filing and prosecution of Program Patents arising from the Research Program on inventions jointly discovered in the course of the Research Program Term (as defined in Section 2(g)). The RMC will be responsible for coordinating all aspects of all activities undertaken to identify and develop a Lead Compound that are necessary or desirable to determine whether such Lead Compound may be suitable for designation as a Collaboration Lead Compound pursuant to Section 3(b)(i). In addition, the RMC will be responsible for coordinating all aspects of all activities (including, but not limited to: [ * ] that will be undertaken with respect to a Collaboration Lead Compound that are necessary or desirable to enable the filing of an IND on Products based upon or incorporating such Collaboration Lead Compound, including the preparation and filing of an IND (collectively, "Pre-Clinical Development"). All decisions of the RMC shall be unanimous.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       2.

          c. Joint Development Committee. Within thirty (30) days of the date a Collaboration Lead Compound is designated by the RMC, the Parties shall each appoint three representatives to a Joint Development Committee ("JDC"). A Party may replace any designee to the JDC by written notice to the other Party. Such representatives will include individuals with expertise and responsibilities in the areas of pre-clinical development, clinical development or regulatory affairs. The JDC will be responsible for coordinating all aspects of the Development of each Product through the filing of an NDA or equivalent by unanimous decisions. "Development" shall mean the development of any Product occurring from and after the filing of an IND, through and including approval of an NDA and any other governmental approvals required for the commercialization of such Product in a country.

          d. Marketing Committee. Upon recommendation of the JDC in anticipation of the first commercial launch of one or more Products, but in any event no later than at the [ * ] for any Product, the Parties shall each appoint three representatives to a Marketing Committee ("MC"). A Party may replace any designee to the MC by written notice to the other Party. Such representatives will include individuals with expertise and responsibilities in the areas of sales, marketing, manufacturing or regulatory affairs. The MC will develop a marketing plan for each Product in the Co-Promotion Territory, shall oversee quality control of the Product and shall oversee operational aspects of marketing and sales in the Co-Promotion Territory following launch of each such Product, in all cases by unanimous decisions. [ * ]. "Co-Promotion Territory" shall mean the [ * ]. "Tularik Territory" shall mean the countries, territories and possessions of the United States of America and Canada. "JT Territory" shall mean Japan and Korea and their territories and possessions. "Exclusive Territories" shall mean the Tularik Territory and the JT Territory. "Territory" shall mean the Exclusive Territories and the Co-Promotion Territory.

          e. Dispute Resolution. Any disputes or disagreements arising in the RMC, JDC or MC will be referred to the EC if the RMC, JDC or MC, as the case may be, is unable to resolve such dispute or disagreement [ * ] after submission of an issue to such committee. In addition, any other disputes or disagreements between the Parties arising hereunder will first be referred to the EC. If such dispute is not resolved within the [ * ] following submission of such dispute to the EC and such dispute relates to an alleged breach of this Agreement, then either Party may propose to refer such dispute to arbitration, and thereafter such dispute shall be resolved pursuant to Section 19. In the event such dispute is not resolved within the [ * ] following submission of such dispute to the EC and such dispute does not relate to an alleged breach of this Agreement, such dispute shall be referred to a Third Party mediator with significant experience in the pharmaceutical industry acceptable to both parties for resolution. The costs and expenses of such Third Party mediator shall be shared equally by the Parties. In the event such dispute is not resolved within the [
* ] following submission of such dispute to the Third Party mediator, then either Party may propose to refer such dispute to arbitration, and thereafter such dispute shall be resolved pursuant to Section 19.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       3.

     2.   Research Program

          a. Research Program. The Research Program shall be conducted in the Field pursuant to a detailed Research Plan as set forth in Appendix A ("Research Plan"). The Parties shall commence the portion of the Research Program relating to [ * ] promptly upon the Agreement Date.

          b. Basic Research. The Parties will jointly undertake, under the direction of the RMC, basic research towards the objectives of the Research Program.

          c. Screening. Tularik shall develop and perform biochemical and cell-based assays ("Tularik Assays") to determine (i) the effect of compounds, selected for screening by the RMC, on [ * ] Targets ("[ * ] Compounds") and/or [ * ]; and (ii) the cytotoxicity and target specificity of such [ * ] Compounds and/or [ * ], for the purpose of identifying [ * ] Compounds and/or [ * ] that may be suitable for further development within the Field; provided, however, that in no event shall Tularik grant to JT rights in those natural extracts, natural compounds and synthetic compounds contained in the [ * ]; provided further that Tularik may grant to JT rights in compounds derived or generated as a result of medicinal chemistry undertaken with respect to [ * ]. Designation of [ * ] Compounds ("[ * ] Lead Compounds") and/or [ * ] ([ * ]) for further development within the Field shall be the responsibility of, and undertaken by, the RMC. A [ * ] Lead Compound or a [ * ] may also be referred to herein as a "Lead Compound". Multiple Lead Compounds are referred to herein as "Lead Compounds". Each Party will provide its proprietary chemical and natural product libraries to Tularik for screening as directed by the RMC; provided, however, that a Party shall not be required to provide a compound for screening that [ * ]. Unless otherwise directed by the RMC and except as provided in Section 2(e), the activities under Sections 2(b) and 2(c) shall be the responsibility, [ * ], of Tularik until such time as [ * ] pursuant to this Section 2(c). If a


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       4.

compound is designated as a Lead Compound [ * ], such compound shall be removed from the screening library from which such Lead Compound originated until such time as such Development of such Lead Compound (or Collaboration Lead Compounds or Products resulting therefrom) shall be terminated by the Parties.

          d. Research License. Each Party hereby grants to the other Party a non-exclusive license to practice, solely for the purpose of conducting the Research Program, (i) inventions claimed in or covered by patents and patent applications owned or controlled by such Party relating to the discovery and commercialization of Independent Lead Compounds, Independent Products, Lead Compounds, Collaboration Lead Compounds or Products made or discovered during the Research Program Term ("Program Patents"), (ii) other know-how, information and technology owned or controlled by the other Party and developed during Research Program Term ("Program Know-How"), (iii) patents and patent applications (other than Program Patents) owned or controlled by such Party to the extent applicable to that portion of the Field relating to: (A) [ * ], to the extent such patents and patent applications exist as of the Agreement Date; and (B) [ * ] Targets, to the extent such patents and patent applications existed as of September 20, 1996 ("Preliminary Agreement Date") ((iii)(A) and
(B) herein, collectively, "Patent Rights") and (iv) know-how, information and technology (other than Program Know-How) owned or controlled by such Party to the extent applicable to that portion of the Field relating to: (A) [ * ], to the extent such know-how, information and technology exist as of the Agreement Date; and (B) [ * ] Targets, to the extent such know-how, information and technology existed as of the Prelminary Agreement Date ((iv)(A) and (B) herein, collectively, "Know-How"). JT agrees that Tularik may sublicense to [ * ]. Tularik and JT shall provide numbers of all relevant patents and patent applications within their respective Patent Rights following execution of this Agreement.

          e. Research Chemists. The Parties recognize that the prompt allocation of appropriate medicinal chemistry resources to optimize Lead Compounds will confer a competitive advantage upon the Research Program. Accordingly, the Parties agree that the RMC, by unanimous decision, shall be responsible for determining: (i) [ * ]. Each of JT and Tularik shall be responsible for dedicating to the Research Program [ * ]; provided, however, that the RMC may decide [ * ]. In the event that either JT or Tularik is unable to [ * ]; provided, however, that the Receiving Party shall, upon written request by the Paying Party, provide documentation to demonstrate that [ * ].
In the event that the Receiving Party shall be unable to employ the number of additional chemistry Scientific FTE


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       5.

that the Paying Party is unable to provide, the Paying Party shall be required to pay the Receiving Party [ * ]. The Parties understand and agree that: [ * ]. In the event that the RMC is unable to unanimously agree on [ * ], the matter shall be referred to the EC for unanimous resolution. In the event that the EC is unable to unanimously agree on [ * ], a Party will have the right to proceed independently to develop such compound as an Independent Lead Compound under
Section 3(m) and to develop Independent Products incorporating or based on such Collaboration Lead Compound.

          f. Exchange of Pre-Clinical Data. JT and Tularik will exchange pre-clinical data generated during the Research Program Term for [ * ]. As provided in Sections 4(a) and 4(b), the Parties may also make such data available to any permitted sublicensees in the Field in a country or countries in the Territory; provided, however, such data shall not be made available to such sublicensees until a sublicensee has executed a standard confidentiality agreement covering disclosure and use of such data.

          g. Research Program Term. The portion of the Research Program relating to the [ * ] Targets has been conducted since the Preliminary Agreement Date. The Parties shall continue performing under such portion of the Research Program, and shall also perform activities relating to the [ * ] under the Research Program during the period of three years commencing as of the Agreement Date ("Research Program Term"). Upon not later than [ * ] prior written notice JT may, in its sole judgment, terminate the Research Program on [ * ] of the Agreement Date. The RMC may terminate the Research Program any time during the Research Program Term if it unanimously determines the Research Program is no longer scientifically useful or that no potential Products would be commercially viable. In case of such an early termination by JT or the RMC, JT shall be exempt from any payment(s) under Section 10(a) that would have become due and payable after the effective date of such early termination. Following any termination of the Research Program (i) that occurs simultaneously with the termination of this Agreement in accordance with Section 13 (i.e., no compound or Lead Compound has been designated previously a Collaboration Lead Compound in accordance with Section 3(b) and no Independent Lead Compound is being developed in accordance with Section 3(m)) or (ii) that is followed at some future date by the termination by JT of Development or co-promotion of any Collaboration Lead Compound and/or Product pursuant to Sections 3(l) or 5(c), respectively, or development of an Independent Lead Compound in accordance with Section 3(m) (A) any licenses granted by Tularik to JT will terminate, (B) [ * ]; provided, however, that [ * ]; provided further that [ * ]. Tularik will then be free to pursue


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       6.

clinical development and registration of such compounds, Lead Compounds and/or Products without obligation to JT except as provided in Section 4(f) or Section 5(c), as appropriate.

          h. Exclusive Collaboration. Except as provided below, the Parties shall work exclusively with each other in the Field during the Research Program Term. The research and development program being conducted by JT as of the Agreement Date to discover and develop compounds having activity against Targets shall be included as part of the Research Program; provided, however, that JT shall not be required to contribute (i) compounds that [ * ]. During the Research Program Term, neither Party shall discuss the terms of, or enter into, an agreement with any Third Party relating to research, development or commercialization activities of products in the Field without the express prior unanimous written consent of the RMC, JDC or MC, respectively, except for the [ * ] except as otherwise provided in this Agreement. During the Term (as defined in Section 13), except for [ * ], neither Party will develop or commercialize a product in the Field other than pursuant to this Agreement.
The Parties shall discuss with each other any opportunity available to either Party to [ * ] that are known, at the time such Party becomes aware of such opportunity, to regulate one or more Targets. The Parties in good faith shall negotiate the terms on which any such [ * ] opportunity may be included in this Agreement. For the avoidance of doubt, the Parties agree that neither
Party shall enter into any [ * ] unless mutually agreed by the Parties during such good faith negotiations. Tularik shall not enter into any agreement with any Third Party [ * ] regarding research involving [ * ] or the commercialization of [ * ] unless such agreement contains provisions [ * ] of the JT Territory comparable to those described in the highlighted sections of the letters dated October 9, 1998 and October 14, 1998 from William J. Rieflin to K. Kiyose attached hereto as Appendix F (the "Kiyose Letters").

     3.   Development Program.

          a. General Principles. The Parties agree to use commercially reasonable efforts to develop Collaboration Lead Compounds for use in the Field, making use of each Party's special expertise as directed by the RMC with the intent of obtaining all worldwide approvals or authorizations necessary for the manufacture, distribution, use or sale of a Product in the Territory ("Regulatory Approval") and bringing Products to the market as soon as reasonably practicable thereafter.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       7.

          b. Designation of Collaboration Lead Compound. (i) From time to time either Party may propose to the RMC one or more Lead Compounds suitable for Pre-Clinical Development. The RMC will promptly determine whether such Lead Compound is suitable for Pre-Clinical Development by determining whether such Lead Compound meets relevant criteria set forth by the RMC from time to time (the "Pre-Clinical Development Criteria").

          (ii) If the RMC determines that such Lead Compound meets the Pre-Clinical Development Criteria, then within [ * ] of such determination each Party shall provide to the RMC a written notice as to whether it elects to participate in and, subject to Section 3(f), commit resources to conduct Pre-Clinical Development of such Lead Compound as a Collaboration Lead Compound according to the proposed plan and budget. If the RMC determines that such Lead Compound does not meet the Pre-Clinical Development Criteria, then within [ * ] of such determination each Party shall provide to the RMC a written notice as to whether it elects to designate such Lead Compound as a Collaboration Lead Compound and participate in and commit resources to conduct Pre-Clinical Development of such Collaboration Lead Compound notwithstanding that such Lead Compound does not meet the Pre-Clinical Development Criteria. If each Party makes an affirmative election with respect to any Lead Compound pursuant to either the first or second sentence of this Section 3(b)(ii), such Lead Compound shall be designated a "Collaboration Lead Compound" and, if an IND or equivalent is filed thereon, a "Product." If one Party makes an affirmative election and the other Party makes a negative election with respect to any Lead Compound being designated a Collaboration Lead Compound, the Party making an affirmative election will have the right to proceed independently to develop such compound as an Independent Lead Compound or Independent Product under Section 3(m).

          (iii) If neither Party makes an affirmative election with respect to any Lead Compound being designated a Collaboration Lead Compound under Section 3(b)(i), such Lead Compound shall be neither a Collaboration Lead Compound nor a compound that may be developed under Section 3(m), and development of such non-elected Lead Compound (a "Discontinued Compound") may be subsequently initiated by a Party by notifying the other Party of its interest in initiating Development of such Discontinued Compound at any time on or before [ * ] of the date of termination or expiration of the Research Program Term. If the other Party indicates it is not interested in initiating Development of such Discontinued Compound, the initiating Party may proceed with development of such Discontinued Compound as an Independent Lead Compound or an


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       8.

Independent Product and the initiating Party shall be deemed to be the Independent Party, pursuant to Section 3(m). At any time after [ * ] of the date of termination or expiration of the Research Program Term, either Party may, upon written notice to the other Party, proceed with development of a Discontinued Compound as an Independent Product and such Party shall be deemed to be the Independent Party, pursuant to Section 3(m).

          (iv) If a Lead Compound is not, at any time, presented to the RMC pursuant to Section 3(b)(i), such Lead Compound shall be neither a Collaboration Lead Compound nor a compound that may be developed under Section 3(m), and this
Section 3(b)(iv) shall govern any future development of such non-proposed Lead Compound (a "Non-Proposed Compound"). If at any time on or before [ * ] of the date of termination or expiration of the Research Program Term, a Party hereunder (the "Non-Proposed Compound Interested Party") determines to initiate Pre-Clinical Development of such Non-Proposed Compound, it shall provide written notice to the other Party of such interest and the reasons therefor. The other Party will then have [ * ] to indicate whether it also is interested in the development of such Non-Proposed Compound. If the other Party is so interested, the Parties will proceed with Pre-Clinical Development or Development of such Non-Proposed Compound as a Collaboration Lead Compound pursuant to the terms of this Agreement. If the other Party is not so interested, the Non-Proposed Compound Interested Party may proceed with development of such Non-Proposed Compound as an Independent Product and the Non-Proposed Compound Interested Party shall be deemed to be the Independent Party, pursuant to Section 3(m). At any time after [ * ] of the date of termination or expiration of the Research Program Term, either Party may, upon written notice to the other Party, proceed with development of a Non-Proposed Compound as an Independent Product and such Party shall be deemed to be the Independent Party, pursuant to Section 3(m).

          c. Pre-Clinical Development. The Parties, under the direction of the RMC shall conduct Pre-Clinical Development with respect to any designated Collaboration Lead Compound. The costs of conducting such Pre-Clinical Development shall be shared by the Parties as set forth in Section 3(f). Under no circumstances shall either Party conduct studies of any Collaboration Lead Compound in the Field except as permitted by the RMC.

          d. Collaborative Development of Products. The Parties will each diligently collaborate in the Pre-Clinical Development and Development and use commercially reasonable efforts to develop and bring Products to the market as


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       9.

soon as reasonably practicable. The role of each Party in the Development process will be determined by the JDC, with the Parties intending that each Party will provide advisory and supporting services with respect to each phase of the process in which such Party is not actively or primarily involved. [ * ] shall supply [ * ] for each Product to be promoted or co-promoted by the Parties in the Territory in the aggregate, as determined by the JDC. A Party's required Development effort is hereinafter referred to as its "Required Development Effort". The JDC will determine appropriate written standards for measuring Required Development Efforts and accounting procedures to confirm and document each Party's performance of its Required Development Effort for any Product before the Parties commence Development thereof. No clinical trials involving any Product shall be commenced by or on behalf of either Party without the prior approval of the JDC. Nothing contained in this Section 3(d) shall be deemed to preclude either Party from terminating its participation in the collaborative Development, pursuant to Section 3(l), at such time. Any decision by a Party not to participate in development pursuant to Section 3(b) or to terminate participation in the collaborative Development pursuant to Section 3(l) shall not be deemed a breach of this Agreement.

          e. Development Plan and Development Budget. Promptly following the designation of a Collaboration Lead Compound pursuant to Section 3(b), the JDC shall initiate preparation of the development plan for the Development (the "Development Plan") and a budget (the "Development Budget") for proposed Development Costs (as defined in Section 3(f)). The initial Development Plan shall set time lines and priorities for the various Development activities through [ * ] and identify which Party, or whether a Third Party, is to be responsible for each activity. The budget for each development program shall include a detailed short-term budget covering all proposed Development Costs of the program expected during the subsequent [ * ] (the "Short-Term Budget Period") of the Development process. Both Parties recognize that the Development Plan and the Development Budget represent projections only and will be subject to frequent changes. Each such Development Plan and Development Budget shall be updated as deemed appropriate by the JDC, but in no event less frequently than [ * ] and approved by the JDC not later than thirty (30) days prior to each [ * ] of each applicable calendar year.

          f. Funding of Pre-Clinical Development and Development. Tularik shall be responsible for [ * ] of the Development Costs and JT shall be responsible for [ * ] of such Development Costs. "Development Costs" shall mean all costs and expenses [ * ] (as calculated in accordance with GAAP and


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      10.

using the same allocation methods that the Party incurring such costs uses throughout its operations, but in all events excluding [ * ] (as defined in Appendix D)), all as specified in the Development Plan and the Development Budget. Development Costs shall consist of the costs of [ * ] but shall exclude the costs of [ * ]. Such costs shall include, without limitation: [ * ]. In the event the Development Costs incurred by a Party during any calendar quarter exceed [ * ] of the Development Costs set forth in the most recently approved Development Budget for activities to be conducted by such Party during such quarter (the "Overage Threshold"), then the other Party shall not be responsible for paying [ * ] share of any Development Costs in excess of the Overage Threshold incurred by the Party triggering such overage unless such overage had been approved in advance, or is subsequently ratified, unanimously by the JDC (in which case each of the Parties shall be responsible for [ * ] of all such Development Costs). In the event such overage has not been approved or ratified unanimously by the JDC, the Party incurring Development Costs exceeding the Overage Threshold in such quarter shall be responsible for [ * ] of the Development Costs in excess of the Overage Threshold.

          g. Scientific FTE. In preparing the Development Budget and determining Development Costs, the Parties will use a rate of [ * ] per Scientific FTE. "Scientific FTE" means the fully-loaded costs, including [ * ], but excluding [ * ], of employing a full-time scientific/technical person (or, in the case of less than a full-time dedicated person, the full-time equivalent scientific/technical person year) dedicated to the Pre-Clinical Development or Development for a period of one (1) year, [ * ]. Such rate shall be adjusted annually (utilizing the cost-breakdown and methodology attached hereto as Appendix E as the basis for such adjustment) and [ * ].

          h. Payment of Development Costs. Each Party shall be responsible for paying [ * ] Development Costs incurred pursuant to the Development Plan and the Development Budget as provided in Section 3(f), subject to reimbursement as provided herein. Within thirty (30) days after each calendar quarter, each Party shall provide the JDC with detailed information concerning the Development Costs incurred by such Party during such quarter. Promptly after receipt thereof, the JDC will determine the amount, if any, which either Party has paid in excess of the amount to be borne by such Party for such quarter pursuant to
Section 3(f) (an "Overpayment"), and shall so notify the Parties. In the event of an Overpayment, the other Party shall pay the amount thereof to the Party making the Overpayment within thirty (30) days after receipt of notice from the JDC that an Overpayment has occurred.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      11.

          i. Drug Approval Applications. Consistent with the Development Plan and Development Budget and as directed by the JDC, the Parties will file applications for regulatory approval required before commercial sale or use of a Product as a drug in a country within the Territory ("Drug Approval Applications") and attempt to obtain regulatory approvals in each country in the Territory in which the Parties either individually or jointly intend to commercialize Products. JT will be responsible for filing in its name and shall own all regulatory submissions relating to Products including, without limitation, all INDs and NDAs, in each country in the JT Territory, in which Products will be commercialized. Tularik will be responsible for filing in its name and shall own all regulatory submissions, including, without limitation, all INDs and NDAs in each country in the Tularik Territory in which Products will be commercialized by Tularik. The JDC will be responsible for designating a Party to be responsible for filing all regulatory submissions in each country in the Co-Promotion Territory in which Products will be commercialized. The Party not responsible for filing regulatory submissions for Products in a country pursuant to this Agreement shall have a right to cross-reference to all such filings made by the other Party in any country. The Parties will cooperate in the preparation of all such regulatory filings and in obtaining Regulatory Approvals under this Section 3(i).

          j. Line Extensions. JT and Tularik may each prepare and submit to the JDC for consideration plans for development of Product line extensions and the conduct of clinical trials covering indications other than those for which Products are being developed or commercialized in the Territory. Any such line extensions or any additional clinical trials for additional indications will be subject to the approval and supervision of the JDC as part of the ongoing Development of such Product.

          k. Compliance. The Parties will comply with all supranational, federal, state and/or local laws pertaining to the Development and commercialization of Products.

          l. Termination of Participation in Collaborative Development. On a Collaboration Lead Compound-by-Collaboration Lead Compound basis, either Party may elect (upon [ * ] written notice following receipt by the Party contemplating termination of its participation in the Pre-Clinical Development of any Collaboration Lead Compound or Development of any Product of Development Termination Documents) to terminate its participation in, or to not to participate in, the Pre-Clinical Development of any Collaboration Lead Compound or Development of any Product. "Development Termination


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      12.

Documents" shall mean the following documents or reports: [ * ]. After receipt of such notice by the other Party, the Party providing such notice shall no longer be responsible for bearing further Development Costs for such Collaboration Lead Compound or Product as specified herein, in which event the other Party will have the right to proceed independently to develop such Collaboration Lead Compound or Product as an Independent Lead Compound or Independent Product, pursuant to Section 3(m). In the event a Party gives notice under this Section 3(l), such non-Independent Party (i) will remain responsible for its share of Development Costs for such Collaboration Lead Compound or Product until [ * ] from the date the other Party receives such notice, and (ii) will make its personnel, relevant data and other resources available to the Independent Party as necessary to effect an orderly transition of development responsibilities, with the costs of such personnel, relevant data and resources to be borne by [ * ]. The Parties each recognize and agree that a non-Independent Party's termination of participation in Pre-Clinical Development or Development in accordance with this Section 3(l) will not be considered a breach of its obligations under this Agreement. In the event of a non-Independent Party's termination of participation in Development in accordance with this
Section 3(l), such non-Independent Party shall transfer and assign to the Independent Party all regulatory submissions and Drug Approval Applications relating to such Collaboration Lead Compound and/or Products based upon or incorporating such Collaboration Lead Compound, together with all materials and data related thereto in its possession.

          m. Independent Development. (i) In the event (A) a Party, pursuant to Sections 2(e), 3(b)(ii), (iii) or (iv) elects not to participate in and commit resources to conduct Pre-Clinical Development of a Collaboration Lead Compound or the pre-clinical development of a Discontinued Compound or a Non-Proposed Compound or (B) any Party unilaterally terminates its participation in the Pre-Clinical Development or Development of a Collaboration Lead Compound or Product pursuant to Section 3(l), then the Party that made an affirmative election to conduct such pre-Clinical Development or Development of such Compound pursuant to Sections 2(e), 3(b)(ii), (iii) or (iv), or the Party continuing Development of a Collaboration Lead Compound or Development of a Product (in either case, the "Independent Party"), shall have the right to practice the license granted in Section 4(c) and to undertake pre-clinical development of a Lead Compound or to continue Pre-Clinical Development and Development of such Collaboration Lead Compound or Product independently as an "Independent Lead Compound" or "Independent Product", [ * ]. No Party may utilize the services of its personnel committed to the Research Program pursuant to Section


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      13.

2(a) in performance of research or development of an Independent Lead Compound or Independent Product.

          (ii) Until the earlier of the Re-Engagement Expiration Date (as defined in Section 3(n)) or the date on which the Independent Party receives a Re-Engagement Notice (as defined in Section 3(n)) for a Product from the non-Independent Party, the Independent Party will (A) inform the other Party of all material information developed in its research and development of each Independent Lead Compound or Independent Product; (B) allow such other Party to comment on the direction of such research and development; and (C) provide the other Party a copy of all proposed regulatory submissions relating to such Independent Lead Compound or Independent Product at least [ * ] prior to submitting such filing to the FDA or its foreign equivalent.

          (iii) In the event either Party elects to proceed as an Independent Party, subject to Section 3(n), such Independent Party shall be entitled to develop such Independent Lead Compound and commercialize such Independent Product at its sole discretion, alone or with a Third Party, with no obligation to the other Party.

          n. Re-engagement Option. Either Party may elect to resume its participation in the Pre-Clinical Development or Development of an Independent Lead Compound or Independent Product in all countries in the Territory by so notifying the other Party in writing (the "Re-engagement Notice"), at any time prior to the expiration of the [ * ] period commencing upon receipt by such Party of the final report summarizing the results of [ * ] ("Re-Engagement Expiration Date") for such Independent Lead Compound or Independent Product anywhere in the world. In such event, such Independent Lead Compound or Independent Product shall be immediately designated a Collaboration Lead Compound or Product for all purposes under this Agreement, including calculating each Party's responsibility for paying Development Costs, Co-Promotion Expenses and Promotion Expenses and receiving the Share of Co-Promotion Profit and Royalty Payment commencing upon receipt of the Re-engagement Notice. The non-Independent Party shall pay to the Independent Party [ * ] of the non-Independent Party's share, based on the allocation set forth in Section 3(f), of the costs [ * ] of the Independent Lead Compound or Independent Product incurred by the Independent Party after the date upon which it commenced development or research of such compound or product as an Independent Lead Compound or Independent Product and prior to the date of the Re-engagement Notice (the "Re-Engagement Amount"). The non-Independent Party shall pay the Re-


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      14.

Engagement Amount in [ * ] beginning on the first day of the calendar quarter following the date of the election of the non-Independent Party. The Independent Party may not sublicense intellectual property rights owned or controlled by the Independent Party that relate to Independent Lead Compound or Independent Product to any Third Party without the consent of the non-Independent Party prior to the Re-Engagement Expiration Date for such Independent Lead Compound or Independent Product. Anything in this Section 3(n) to the contrary notwithstanding: (i) JT may resume its participation in the Pre-Clinical Development or Development of an Independent Lead Compound or Independent Product in the JT Territory (but not the Co-Promotion Territory or the Tularik Territory) by (a) delivering to Tularik a Re-engagement Notice to that effect prior to the Re-Engagement Expiration Date; [ * ]; and (ii) Tularik may resume its participation in the Pre-Clinical Development or Development of an Independent Lead Compound or Independent Product based on (A) [ * ] Lead Compound in the Tularik Territory (but not the Co-Promotion Territory or the JT Territory); or (B) [ * ]; by (a) delivering to JT a Re-engagement Notice to that effect prior to the Re-Engagement Expiration Date; [ * ]. In the event a Party resumes participation in the Pre-Clinical Development or Development of an Independent Lead Compound or Independent Product in such Party's Exclusive Territory only, such Party shall not receive [ * ].

     4.   Licenses and Royalties.

          a. Grant by Tularik. Subject to the terms and conditions of this Agreement, Tularik hereby grants and agrees to grant to JT: (i) an exclusive (except as to Tularik) license (with the right to sublicense as provided in this Section 4(a)) under the Program Patents, Program Know-How, Patent Rights and Know-How owned or controlled by Tularik during the Term to the extent necessary or useful to develop, use, import, offer for sale and sell any: (A) Product based on a [ * ] Lead Compound in the [ * ] Co-Promotion Territory; and (B) [ * ]; (ii) an exclusive (even as to Tularik) license (with the right to sublicense as provided in the Section 4(a)) under the Program Patents, Program Know-How, Patent Rights and Know-How owned or controlled by Tularik to the extent necessary to develop, use, import, offer for sale and sell any Product in the JT Territory; and (iii) a co-exclusive (with Tularik) license (with the right to sublicense as provided in this Section 4(a)) under the Program Patents, Program Know-How, Patent Rights and Know-How owned or controlled by Tularik during the Term solely to the extent necessary or useful to make or have made any Product in the Territory solely in connection with the practice of the licenses granted to JT pursuant to Section 4(a)(i) and 4(a)(ii). JT may not sublicense any


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      15.

rights granted under this Section 4(a)(i) and 4(a)(ii) in the Co-Promotion Territory to any Third Party without the prior written consent of Tularik, not to be unreasonably withheld. JT may sublicense any rights granted under this
Section 4(a)(i) and 4(a)(ii) in the JT Territory to any Third Party without the prior written consent of Tularik, with any such sublicenses subject to the payments and other obligations set forth in this Agreement. JT may sublicense any rights granted under this Section 4(a)(iii) to any Third Party only with the prior written consent of the JDC, with any such sublicenses subject to the payments and other obligations set forth in this Agreement. Except as provided in Section 6(l) and 10(b)(iv), JT shall use reasonable efforts to ensure that any sublicense negotiated by JT pursuant to Section 4(a)(ii) shall: (A) [ * ]; and (B) provide that any revenues or other consideration received from such sublicensee as consideration for the grant of such sublicense in the JT Territory, less [ * ], shall be [ * ] and paid directly to each Party by such sublicensee.

          b. Grant by JT. Subject to the terms and conditions of this Agreement, JT hereby grants and agrees to grant to Tularik: (i) an exclusive (except as to JT) license (with the right to sublicense as provided in this Section 4(b)) under the Program Patents, Program Know-How, Patent Rights and Know-How owned or controlled by JT during the Term to the extent necessary to develop, use, import, offer for sale and sell any: (A) Product based on a [ * ] Lead Compound in the [ * ] Co-Promotion Territory; and (B) [ * ]; (ii) an exclusive (even as to JT) license (with the right to sublicense as provided in this Section 4(b)) under the Program Patents, Program Know-How, Patent Rights and Know-How owned or controlled by JT during the Term to the extent necessary to develop, use, import, offer for sale and sell (with the right to sublicense as provided in this Section 4(b)) any: (A) Product based on a [ * ] Lead Compound in the Tularik Territory; and (B) [ * ]; and (iii) a co-exclusive (with
JT) license (with the right to sublicense as provided in this Section 4(b)) under the Program Patents, Program Know-How, Patent Rights and Know-How owned or controlled by JT during the Term solely to the extent necessary or useful to make or have made any Product in the Territory solely in connection with the exercise of the licenses granted to Tularik pursuant to Sections 4(b)(i) and 4(b)(ii). Subject to the last sentence of this Section 4(b), Tularik may not sublicense any rights granted under this Section 4(b)(i) and 4(b)(ii) to any Third Party in the Co-Promotion Territory without the prior written consent of JT, not to be unreasonably withheld. Subject to the last sentence of this
Section 4(b), Tularik may sublicense any rights granted under this Section 4(b)(i) and 4(b)(ii) to any Third Party in the Tularik Territory without the prior written consent of JT, with any such sublicenses subject to the payments and other obligations set forth in this Agreement. Tularik may


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      16.

sublicense any rights granted under this Section 4(b)(iii) to any Third Party only with the prior written consent of the JDC, with any such sublicenses subject to the payments and other obligations set forth in this Agreement. Except as provided in Section 6(l) and 10(b)(iv), Tularik shall use reasonable efforts to ensure that any sublicense negotiated by Tularik pursuant to Section 4(b)(ii) shall: (A) [ * ]; and (B) provide that any revenues or other consideration received from such sublicensee as consideration for the grant of such sublicense in the Tularik Territory, less [ * ], shall be [ * ] and paid directly to each Party by such sublicensee. Notwithstanding the foregoing limitations on Tularik's ability to grant sublicenses under the Program Patents, Program Know-How, Patent Rights and Know-How owned or controlled by JT, Tularik may grant sublicenses to [ * ].

          c. Independent Products. Each of JT and Tularik hereby grants to the other Party an exclusive, royalty-bearing (in accordance with Section 4(f)), license (with the right to sublicense after the Re-Engagement Expiration Date shall have passed without the non-Independent Party having given a Re-Engagement Notice) under the Program Patents and Program Know-How, and a non-exclusive, royalty-bearing (in accordance with Section 4(f)), license (with the right to sublicense after the Re-Engagement Expiration Date shall have passed without the non-Independent Party having given a Re-Engagement Notice) under the Patent Rights and Know-How owned or controlled by the granting Party to the extent necessary to develop Independent Lead Compounds and to make, have made, use, import, offer for sale and sell Independent Products incorporating an Independent Lead Compound in the event such Party is designated the Independent Party with respect to such Independent Product (or Independent Lead Compound) pursuant to Section 3(m). Such licenses shall be: (i) worldwide, to the extent such Independent Lead Compounds or Independent Products shall be based upon either (A) [ * ] Lead Compounds; or (B) [ * ]; or (ii) in the [ * ] and the JT Territory following [ * ], to the extent such Independent Lead Compounds or Independent Products shall be based upon [ * ]. Such licenses under the non-Independent Party's interest in Program Patents and Program Know-How are exclusive even as to the granting Party. Any such license with respect to an Independent Product or Independent Lead Compound shall terminate in the event such Independent Product or Independent Lead Compound becomes a Collaboration Lead Compound or Product pursuant to the terms of Section 3(n).

          d. Third Party Technology. During the Term, if either Party becomes aware of (i) an opportunity to participate in research with a Third Party that could advance the objectives of the Research Program; or (ii) an opportunity to obtain a license or other right owned or controlled by a Third Party relating to


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      17.

the manufacture, marketing, import, use or sale of a Product ("Third Party Rights"), it shall so notify the other Party and the RMC will determine whether to pursue such opportunity in connection with the Research Program. In the event that the Parties pursue such opportunity and in connection therewith incur obligations to make payments to a Third Party, such payments shall be [ * ].

          e. Use Outside the Field. Each Party hereby covenants to the other that it will not practice the license granted to it pursuant to Section 4 under the other Party's interest in Patent Rights, Know-How, Program Patents or Program Know-How, except as explicitly permitted in this Agreement.

          f. Royalties Payable by the Independent Party. Except as provided in Section 5(c), the Independent Party will pay the non-Independent Party, in lieu of any Share of Co-Promotion Profits and Royalty Payments, a royalty equal to: (i) [ * ] of Net Sales of Independent Products by the Independent Party, its affiliates or sublicensees in the event the non-Independent Party terminates participation in the Pre-Clinical Development of a Collaboration Lead Compound pursuant to Section 3(l) prior to [ * ] on such Independent Product; (ii) [ * ] of Net Sales of Independent Products by the Independent Party, its affiliates or sublicensees in the event the non-Independent Party terminates participation in the Pre-Clinical Development of a Collaboration Lead Compound pursuant to
Section 3(l) upon or following [ * ]; or (iii) [ * ] of Net Sales of Independent Products by the Independent Party, its affiliates or sublicensees in the event the non-Independent Party terminates participation in the Pre-Clinical Development of a Collaboration Lead Compound or Development of a Product pursuant to Section 3(l) following [ * ]. Such royalty shall be payable on a quarterly basis in respect of each country in which sales occur until the later of expiration of all patents included in the Program Patents and Patent Rights necessary to make, use, import for sale or sell such Product in such country, or [ * ] years after first commercial sale of an Independent Product in such country. "Net Sales" shall mean the gross sales prices of the Product in finished product form, invoiced by a Party or the Independent Party, as the case may be, its affiliates and sublicensees from sales to arms'-length Third Party end users, less, to the extent such amounts are included in the invoiced sales price, taxes, shipping costs (including freight and insurance) and duties and other governmental charges paid for and separately identified on the invoice. Additionally, the following amounts will be subtracted from the gross invoiced sales price: (i) cash, trade and/or quantity discounts actually allowed; (ii) amounts repaid or credited by reason of rejection or return of goods; (iii) volume or formal discount amounts paid or credited to a wholesaler, purchaser, Third Party payor or other contractee as a result of a contractual arrangement specific to a


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      18.

Product; (iv) rebates paid or credited to any governmental agency (or branch thereof) or to any Third Party payor, administrator or contractee; and (v) discounts mandated by, or granted in response to, applicable state, provincial or federal law, wholesaler chargebacks or retroactive price reductions. The Independent Party may offset [ * ] of any royalties it must pay to Third Parties pursuant to any licenses necessary to commercialize Products against royalties payable by the Independent Party to the non-Independent Party; provided, however, that in no event shall the royalties payable by the Independent Party to the non-Independent Party be reduced to less than [ * ] of the amounts that would have otherwise been due under the percentages set forth in this Section 4(f).

     Section 5.  Promotion of Products.

          a. Promotion Rights in the Exclusive Territory. JT shall have the exclusive responsibility for promoting each Product in the JT Territory.
Tularik shall have the exclusive responsibility for promoting each: (A) Product based on a [ * ] Lead Compound in the Tularik Territory; and (B) Product based on a [ * ] in the Tularik Territory prior to [ * ]. All information and materials generated by a Party in the course of the promotion effort within any country in such Party's Exclusive Territory or in the Co-Promotion Territory shall be provided to the MC for use in the promotion effort within the other Party's Exclusive Territory and in the Co-Promotion Territory.

          b. Commercialization in the Exclusive Territories. JT shall oversee and implement all commercialization activities in the JT Territory during the Term, based on the principle of maximizing profits from sales of Products. Except as provided in Section 5(a), Tularik shall oversee and implement all commercialization activities in the Tularik Territory during the Term, based on the principle of maximizing profits from sales of Products. The MC shall review a Party's commercialization activities within its Exclusive Territory to provide suggestions for facilitating the promotion and commercialization of Products on a global basis.

          c. Election or Revocation of Co-Promotion Right. In the Co-Promotion Alternative (as defined in Section 5(d)(ii)), either Party may terminate early its participation in the co-promotion of a Product in any country in the Co-Promotion Territory at any time following [ * ] prior written notice to the other Party. In such case, the other Party may continue promotion of such Product, as an Independent Product, either alone or with a Third Party, in such country in the Co-Promotion Territory, effective as of the date of the terminating Party's notice


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      19.

hereunder. The Parties shall negotiate in good faith for a period of [ * ] following the receipt of such notice to determine the appropriate royalty to be paid on Net Sales of such Independent Product in such country in the Co-Promotion Territory. In the event the Parties are unable to agree on the appropriate royalty pursuant to the immediately preceding sentence, the Independent Party with respect to such Independent Product shall pay to the other Party a royalty on Net Sales of such Independent Product in such country in the Co-Promotion Territory pursuant to Section 4(f), except that the applicable royalty shall equal: [ * ] on the portion of aggregate Net Sales of such Independent Product in such country up to [ * ] on the portion of aggregate Net Sales of such Independent Product in such country in excess of [ * ] and [ * ] on the portion of aggregate Net Sales of such Independent Product in such country in excess of [ * ]. In the event a Party elects to cease participating in the co-promotion of a Product of such Independent Product in a country in the Co-Promotion Territory and the Independent Party proceeds to commercialize such Product as an Independent Product, the non-Independent Party shall (i) transfer and assign to the Independent Party all regulatory submissions and Drug Approval Applications in such country relating to such Collaboration Lead Compound and/or Products based upon or incorporating such Collaboration Lead Compound, together with all materials and data related thereto in its possession and (ii) transfer to the Independent Party all other relevant information that will enable such Independent Party to promote such product as an Independent Product in such country. A non-Independent Party may not reinitiate its participation in the co-promotion of a Product in any given country in the Co-Promotion Territory in which it relinquished such right hereunder.

          d. Promotion Rights in the Co-Promotion Territory. (i) The MC shall oversee and implement all commercialization activities in the Co-Promotion Territory during the Term, based on the principle of maximizing profits from sales of Products, by unanimous decisions. The MC shall have the ability to determine whether the objective of maximizing profits from sales of Products in the Co-Promotion Territory during the Term is best achieved through, inter alia, [ * ]. In the event the MC determines that the foregoing objective is best achieved by activities other than as provided in Sections 5(d)(ii), (e), (f),
(g) and (h), the MC shall determine [ * ] the optimal alternative structure and the duties, responsibilities and economic parameters for the Parties and Third Parties in such alternative structure. Except as provided in Section 6(l) and 10(b)(iv), the Parties shall use reasonable efforts to ensure that any sublicense negotiated by a Party or the Parties pursuant to Section 4(a)(i) or 4(b)(i) shall: (a) run from the Parties to such sublicensee; and (b) provide that any revenues or other consideration received from such sublicensee as consideration for the grant of such sublicense in the Co-


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      20.

Promotion Territory, less [ * ], shall be [ * ] and paid directly to each Party by such sublicensee.

          (ii) In the absence of [ * ] by the MC pursuant to Section 5(d)(i) or in the event of [ * ] by the MC to retain for the Parties commercialization rights to a Product in the Co-Promotion Territory (the "Co-Promotion Alternative"), JT and Tularik shall have the co-exclusive responsibility for promoting such Product in the Co-Promotion Territory. Tularik and JT shall each work diligently to perform its respective obligations under the Marketing Plan and use the same effort such Party puts forth to promote other products of similar commercial value to co-promote such Product in the Co-Promotion Territory from initiation of pre-launch activities for such Product in the Co-Promotion Territory until the expiration of the Term pursuant to the terms and conditions hereof. The Parties intend that [ * ] shall supply [ * ] of the total promotional and marketing effort (including details, if determined to be an appropriate sales activity for a Party by the MC) for each Product being co-promoted by the Parties in the Co-Promotion Territory, as determined by the MC. Each Party's required promotional and marketing effort under the Marketing Plan is hereinafter referred to as its "Required Sales Effort". The MC will determine appropriate written standards for measuring and accounting procedures to confirm and document each Party's performance of its Required Sales Effort, [ * ] after the filing of the NDA for any Product. Nothing contained in this Section 5(d) shall be deemed to preclude either Party from relinquishing its right to participate in the co-promotion of Products in the Co-Promotion Territory pursuant to Section 5(c), at any time. Any failure to provide the Required Sales Effort shall not be deemed a breach of this Agreement.

          e. Marketing Plan and Marketing Budget in the Co-Promotion Territory. In the Co-Promotion Alternative, no later than one (1) month after [ * ], the MC shall initiate preparation of a marketing plan ("Marketing Plan") and a marketing budget ("Marketing Budget"). The co-promotion of a Product in the Co-Promotion Territory will be governed by the Marketing Plan and Marketing Budget. The Marketing Plan and Marketing Budget will describe fully, to the extent practicable, the proposed plan for commercialization of the Product in each country in the Co-Promotion Territory, including [ * ] to be used in the co-promotion of Products. The Marketing Plan will take into consideration [ * ] with respect to Products. The Marketing Budget will include all projected Co-Promotion Expenses for the Product. The initial Marketing Plan and Marketing Budget shall be prepared by the MC no later than [ * ] for a Product in any country in the Co-Promotion Territory. Each such Marketing Plan and Marketing Budget shall thereafter be updated by the MC [ * ].


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      21.

          f. Promotional and Advertising Materials in the Co-Promotion Territory. In the Co-Promotion Alternative, the Parties shall disseminate in the Co-Promotion Territory only those promotional and advertising materials that have been provided or approved for use by the MC, and the cost of producing such materials shall be a Co-Promotion Expense of the Party incurring such cost. All such materials shall be consistent with the relevant Marketing Plan and Marketing Budget approved by the MC and neither Party shall make any claims or representations in respect of the Products that have not been approved by the MC. In all written or visual materials related to Products that identify either of the Parties, the Parties will be presented and described to the [ * ] as joining in the promotion of the Product as permitted by applicable law. All such written and visual materials and all documentary information, promotional material and oral presentations (where practical) regarding the promotion of the Product will state this arrangement and will display the JT and Tularik names and logos with equal prominence as permitted by applicable law and as directed by the MC.

          g. Miscellaneous. In the Co-Promotion Alternative, the MC shall by unanimous decision designate a Party as being primarily responsible in the Co-Promotion Territory for returns, orders and samples. In addition, the MC shall by unanimous decision determine the policies and procedures necessary to implement the foregoing.

          h. Cross-Border Sales. JT agrees that it shall not, and that it shall not grant the right to any affiliate or Third Party to, use, sell, offer for sale or import [ * ] or resulting Products in any country outside of the JT Territory and [ * ], and that JT shall use reasonable efforts to deter the importation of [ * ] or resulting Products into any country outside of the JT Territory and [ * ] by its affiliates and licensees. Tularik agrees that, during the [ * ], it shall use its reasonable efforts to prevent [ * ] in any country outside of the Tularik Territory and [ * ], and that Tularik shall use reasonable efforts to deter [ * ] or resulting Products into any country outside of the JT Territory and [ * ]. JT and Tularik agree that the JDC shall determine the country or countries in which Products shall be manufactured. JT and Tularik recognize that in certain territories, and in particular in free trade regions, customers or other third parties may import [ * ] or resulting Products purchased in one country for use in another. [ * ].

     Section 6.    Determination of Payments.

          a. Co-Promotion Expenses. In the Co-Promotion Alternative, Tularik shall be responsible for paying [ * ] of all Co-Promotion Expenses and JT shall be responsible for paying [ * ] of all Co-Promotion Expenses. "Co-


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      22.

Promotion Expenses" shall include, without limitation, the following expenses incurred by a Party to the extent allocable to the co-promotion of Products in all countries in the Co-Promotion Territory, calculated in accordance with U.S. Generally Accepted Accounting Practices, consistently applied ("GAAP"): [ * ], all as defined in Appendix D.

          b. Co-Promotion Profits and Losses. In the Co-Promotion Alternative, profits and losses shall be determined as follows. If Net Sales during any calendar quarter exceed Co-Promotion Expenses during such quarter, such excess shall be "Co-Promotion Profit." If Net Sales during any calendar quarter does not exceed Co-Promotion Expenses during such quarter, such excess shall be "Co-Promotion Loss." Subject to adjustment pursuant to Section 10(e), [ * ] Party's "Share of Co-Promotion Profit" shall equal [ * ].

          c. Payment and Reporting. In the Co-Promotion Alternative, payments and reporting shall be made as follows. Within thirty (30) days after the close of [ * ] in which Products are sold in the Co-Promotion Territory, or earlier if possible, during the Term (i.e., [ * ]), Tularik shall furnish to JT a statement containing the Net Sales achieved, and the Co-Promotion Expenses incurred, by it in such calendar quarter for each country in the Co-Promotion Territory. Within [ * ] after the close of [ * ] in which Products are sold, or earlier if possible, during the Term (i.e., [ * ], JT shall furnish to Tularik a statement (the "P&L Statement") setting forth for each country in the Co-Promotion Territory, Net Sales of each Product, [ * ] (as defined in Section 6(l)), Co-Promotion Expenses and all data on which the determination of each Party's Share of Co-Promotion Profit or Share of Co-Promotion Loss was calculated. If either Party owes an amount to the other Party pursuant to Section 6(a) or 6(b), it shall make such payment within [ * ] after receipt of the P&L Statement, but in no event shall such payment be due earlier than [ * ] after the end of the relevant quarter. If the Term ends during an accounting quarter, the amounts due hereunder shall be calculated for such shortened calendar quarter.

          d. Promotion Expenses in the Exclusive Territory. "Promotion Expenses" shall include, without limitation, the following expenses incurred by a Party to the extent allocable to promotion of the Product in all countries within such Party's Exclusive Territory in accordance with GAAP: [ * ], as defined in Appendix D.

          e. Royalty Rate. At least [ * ] prior to the commencement of sales of Product by a Party in any country within such Party's Exclusive Territory,


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      23.

such Party ("Marketing Party") shall provide the other Party ("Non-Marketing Party") with its good faith estimates ("Estimates") of [ * ] expected in all countries within the Marketing Party's Exclusive Territory during the remaining portion of the fiscal year in which sales of such Product are commenced, on a quarterly basis. In addition, the Marketing Party shall at the same time provide the Royalty Rate (as defined in Section 6(f)) calculated pursuant to
Section 6(f) using the Estimates. The Marketing Party shall also provide supporting information appended to the Estimates, clearly setting forth the assumptions made and calculations used in deriving the Royalty Rate (the "Supporting Calculations"). At least [ * ] prior to the beginning of each [ * ], the Marketing Party shall provide the Non-Marketing Party with its Estimates [ * ], together with the Supporting Calculations.

          f. Calculation of Royalty Rate. The "Royalty Rate" shall be equal to [ * ]; provided, however, that the Royalty Rate shall be equal to [ * ] ("Pre-Tax Loss").

          g. Meetings to Discuss Estimates. The Non-Marketing Party may call a meeting of the Parties to review and discuss in good faith the Estimates and the Supporting Calculations (including the resulting Royalty Rate). Such meeting shall be held at a mutually agreeable time and place not more than [ * ] after notice is given by the Non-Marketing Party. In the event that the Non-Marketing Party disagrees with the Estimates, the attending representatives of both Parties will enter into good faith discussions to resolve the disagreement. In the event that the attending representatives are unable to reach an agreement, then the issue shall be referred to the MC for unanimous resolution.

          h. Royalty Payments. Within [ * ] of the end of each fiscal quarter following the commencement of sales of a Product in the Marketing Party's Exclusive Territory, the Marketing Party shall pay a royalty to the Non-Marketing Party equal to [ * ] during such quarter (the "Royalty Payment").

          i. Audited Report of Actual Net Sales, Cost of Goods and Promotion Expenses. Within [ * ] following the [ * ], or earlier if possible, the Marketing Party shall provide the Non-Marketing Party with an audited report of actual Net Sales and Cost of Goods in all countries within the Marketing Party's Exclusive Territory and all Promotion Expenses in all such countries ("Actual Results").

          j. Royalty Adjustment. In the event that the Actual Results include a Pre-Tax Loss in the year of commencement of sales of a Product or in


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      24.

any subsequent fiscal year, [ * ] of such loss shall be deducted from future Royalty Payments otherwise owed by the Marketing Party to the Non-Marketing Party pursuant to Section 6(f), on a Product-by-Product basis, until fully liquidated.

          k. Records. JT and Tularik each shall keep accurate books and accounts of record in connection with the manufacture, use and/or sale by or for such Party of all Products and Independent Products in the Territory in sufficient detail to permit accurate determination of all figures necessary for verification of royalties, profits, milestone payments and other compensation required to be paid hereunder. JT and Tularik shall maintain such records for a period of [ * ] after the end of the year in which such records were generated. At such Party's expense, a Party, through a certified public accountant reasonably acceptable to the other Party, shall have the right to access the books and records of the other Party for the sole purpose of verifying amounts due pursuant to this Agreement. Such access shall be permitted only upon reasonable prior written notice to the other Party during ordinary business hours and not more frequently than once during each calendar year.

          l. [ * ]. Each Party's share of the [ * ] shall equal [ * ]. Each Party shall pay to the other Party such other Party's [ * ] share of the [ * ] within thirty (30) days of receipt of such [ * ]. [ * ] means all royalties received from [ * ].

     Section 7. Trademarks. The Parties, through the MC, shall mutually agree upon the trademark or trademarks (each a "Trademark"). To the extent commercially reasonable and appropriate, a single Trademark shall be used for each Product in each country in the Territory. To the extent the MC determines that the use of a single Trademark is impractical given cultural and other differences among countries in the Co-Promotion Territory, each Party shall have the right to designate a different Trademark for use within different countries within the Territory; provided, however, that in no event shall different Trademarks be used for the same Product within the same country in the Territory. Each Party shall have the right to designate a different Trademark for use within different countries within such Party's Exclusive Territory.
Each Trademark shall be used only in connection with the applicable Product and shall not be used by either Party on or in connection with any other product. The MC shall assign responsibility to one or both Parties for searching, clearing, filing, prosecuting, maintaining and all reasonable steps necessary in defending each Trademark. The MC shall approve all trade dress, logos, slogans, designs and copyrights used on and in connection with any Product in the Territory. During the Term, the MC


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      25.

shall approve all printed materials bearing each Trademark, including but not limited to business materials, printed materials, advertising materials, promotional materials and any such other materials that may reference or incorporate such Trademark. In the event that any action or proceeding is brought against either or both JT or Tularik, any alleged infringement of a Third Party's trademark, trade dress or similar intellectual property rights, each Party shall promptly notify the other and cooperate in the defense of any such action or proceeding, as applicable. The MC shall be responsible for the management of such action. In the event Tularik or JT becomes aware of any actual or threatened violation of any Trademark in any country in the Territory, that Party shall promptly notify the other Party and the MC shall promptly discuss how to proceed in connection with such actual or threatened violation.

     Section 8.  Supply Of Product.

          a. Supply of Product. The JDC shall be responsible for determining the sources of, and arrangements for, the manufacture and supply of Products that the JDC believes will result in long-term profit maximization for such Products. The JDC shall endeavor to [ * ].

          b. Specifications for Products. The Parties shall designate one of the Parties to be responsible for establishing, subject to approval by the MC, the specifications for bulk and finished Product, and providing any necessary documentation, certificates of analysis and test results, for the relevant Product to be manufactured under this Section 8. Copies of all such specifications and other information and documentation will be provided promptly to the Parties. In addition, notice of, and results and data from, all FDA (or its foreign equivalent) audits relating to the manufacture of Product will be provided to the Parties. The Cost of Goods (including qualification batches for FDA (or its foreign equivalent) approval) for Products actually used (and not sold) for all Pre-Clinical Development and Development studies shall be included in Development Costs.

          c. Terms of Manufacture and Supply. The MC shall establish procedures acceptable to both Parties regarding forecasts of requirements of the Products.

     Section 9.  Regulatory Matters.

          a. Side Effects and Adverse Events. During the Term, each Party shall promptly advise the other by telephone, telefax or overnight delivery service of every serious or unexpected side effect, adverse reaction or injury that


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      26.

has been brought to that Party's attention and which is alleged to have been caused by a Product. For each country in the Territory, the Party that has the responsibility for filing the Drug Approval Application and the IND (or foreign equivalent) in such country for such Product shall have all rights and responsibilities to report such side effect, adverse reaction or injury to the appropriate regulatory authorities as required by applicable law.

          b. Communication with Regulatory Agencies. If a Party is contacted by the FDA or any equivalent regulatory agency in any country in the Territory during the Term pertaining to this Agreement or to a Product, Tularik and JT shall promptly, but always within [ * ] days, notify and consult with one another. The Party that has filed the Drug Approval Application in such country within the Territory or, if no Drug Approval Application has been filed, the Party which has filed the IND (or foreign equivalent) in such country within the Territory shall provide an appropriate response to such contact after such consultation with the other Party.

          c. Product Recall. In the event that JT or Tularik determines that an event, incident or circumstance has occurred that may result in the need for a recall or other removal of any Product or any lot or lots thereof from the market in a country within the Territory, it shall promptly advise and consult with the other Party with respect thereto. Thereafter, on a country-by-country basis, the owner of the NDA for such Product in a country (or foreign equivalent) shall, in its sole discretion, have the right to order a recall or other removal after such consultations and the other Party shall co-operate with such recall.

     10.  Financial provisions.

          a. Research Payments. In support of Tularik's activities in the Research Program, JT shall pay Tularik (i)(A) [ * ]; and, unless the Research Program is previously terminated as provided in Section 2(g), [ * ]. Any payments made by JT to Tularik pursuant to this Section 10(a) shall not affect in any way the calculation of [ * ].

          b.   Milestone Payments.   (i) JT will make the following payments to
Tularik in US Dollars within [ * ] of the first occurrence of each event listed below in any one of [ * ]:


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      27.

       Event                             Payment

       [ * ]                             [ * ]

       [ * ]                             [ * ]

       [ * ]                             [ * ]

       [ * ]                             [ * ]

     (ii)  JT will make the following payments to Tularik in US Dollars within [
* ] of the first occurrence of each event listed below in any one of [ * ]:

       Event                             Payment

       [ * ]                             [ * ]

       [ * ]                             [ * ]

       [ * ]                             [ * ]

       [ * ]                             [ * ]

     (iii) In the event all of the listed events above are not achieved for a Collaboration Lead Compound or Product, payments due for any listed events not achieved for such Collaboration Lead Compound or Product shall be made with respect to other Collaboration Lead Compounds or Products until such time as each of the listed events has been achieved.

     (iv) In the event that Tularik receives milestone payments from [ * ] relating to a Program Product (as defined in the [ * ]) or following the approval of such NDA (or equivalent), Tularik shall remit to JT within thirty
(30) days of the receipt of such milestone payments an amount equal to [ * ] of the amount received [ * ]. The Parties acknowledge and agree that [ * ].

           c. Taxes. The burden of all withholding or similar taxes that may be imposed by any governmental authority on milestone, royalty and profit share payment amounts set forth in this Agreement shall be [ * ].

           d. Reports. Tularik shall provide JT with a quarterly report describing Tularik's use of the annual payments received from JT pursuant to
Section 10(a) for research purposes. Such report shall include the following two categories of expenditures: (i) "Personnel Costs" and (ii) "Other Costs."


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      28.

          e. Loans from JT. JT will make available to Tularik, under and subject to certain additional terms and conditions as provided in a loan agreement to be executed by the Parties on the Execution Date ("Loan Agreement"), an irrevocable loan commitment to finance an aggregate amount of up to [ * ] (the "Aggregate Commitment"); provided, however, [ * ] The Aggregate Commitment shall be [ * ] pursuant to this Agreement and the ONR Agreement, commencing with [ * ] (the "Eligible Development Costs"). Such Aggregate Commitment may be drawn in multiple disbursements in amounts ("Amounts Drawn") and at times ("Funding Dates") requested by Tularik to: [ * ]; provided, however, that [ * ]; provided further that [ * ]; provided further that in [ * ]. Loans made by JT to Tularik pursuant to such Loan Agreement for [ * ] ("Repayment Dates") commencing on the [ * ] of the first to occur of: [ * ]. Interest on Amounts Drawn shall accrue from the Funding Dates to the Repayment Dates and shall equal [ * ]. In addition, the Share of Co-Promotion Profit and the Royalty Rate for [ * ] for which Tularik shall have Amounts Drawn pursuant to the Loan Agreement shall [ * ]. In addition to the foregoing, during the [ * ] period immediately following the receipt by the Parties of executed reports covering all aspects of [ * ], JT and Tularik shall negotiate in good faith the terms and conditions under which [ * ].

     11. Intellectual Property. Each Party shall remain the sole owner or licensee, as applicable, of all technology, compounds, discoveries and inventions owned or controlled by such Party relating to the: (a) [ * ] Targets on the Preliminary Agreement Date; and (b) [ * ] on the Agreement Date or during the Term that are created or acquired outside the scope of this Agreement. Each Party shall have no rights in or to the technology, compounds, discoveries and inventions owned by the other Party except as specifically granted herein. All inventions or discoveries made, and materials and information created, jointly by employees, agents or consultants of both Parties in the course of conducting activities pursuant to this Agreement shall be jointly owned, without regard, in the case of inventions or discoveries relating to Lead Compounds, Collaboration Lead Compounds and Products, to the Party that provided the compound library from which such invention or discovery was derived. All inventions or discoveries made, and materials and information created solely by employees, agents or consultants of one Party in the course of conducting activities pursuant to this Agreement shall be owned solely by the Party whose employees, agents or consultants made such invention, without regard, in the case of inventions or discoveries relating to Lead Compounds, Collaboration Lead Compounds and Products, to which Party provided the compound library from which such invention or discovery was


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      29.

derived. Inventorship shall be determined in accordance with the U.S. patent laws. [ * ].

     12. Confidential Information. Each Party agrees that proprietary and confidential information regarding either Party's technology and intellectual property, as well as information regarding the Research Program, Lead Compounds, Collaboration Lead Compounds, Products and other matters material to this Agreement or to the Collaboration Agreement shall not be disclosed to any Third Party, other than [ * ], or used except as permitted hereby during the term hereof and for a period of [ * ] after its expiration or termination, except to the extent it can be shown by competent written record that such information is now or subsequently becomes, without breach of any obligation by the Party receiving such information hereunder, public knowledge or is lawfully disclosed to or independently developed by such Party. Any information disclosed to a Scientific FTE of one Party who is resident with the other Party shall be deemed the confidential information of the Party with whom such Scientific FTE is in residence.

     13. Term. This Agreement shall expire upon the earlier of the execution of the Collaboration Agreement or the end of the Term. "Term" shall mean the period from: (a)(i) the Preliminary Agreement Date with respect to the [ * ]; or (ii) the Agreement Date with respect to the [ * ]; until (b) the later to occur of (i) the expiration of all patents on Products; [ * ]; provided, however, that [ * ]. Either Party may terminate this Agreement for material breach by the other Party, if such breach remains uncured for [ * ] after the breaching Party receives written notice thereof from the other Party. Except to the extent required by law, the Parties agree not to disclose the material terms of this Agreement to Third Parties (other than its affiliates) without the other Party's prior written consent during its term and after its expiration or termination. In the event this Agreement expires or terminates and the Collaboration Agreement shall not have been executed by the Parties, then the provisions of Sections 4, 10, 11 and 12 shall survive such expiration or termination and each Party shall return promptly any of the other Party's confidential information and biological or chemical materials provided to it pursuant to this Agreement.

     14. Diligence. Subject to Section 3(c), 3(l) and 3(m), JT and Tularik shall use commercially reasonable efforts to develop the Lead Compounds and Collaboration Lead Compounds pursuant to this Agreement consistent with the efforts such Party expends on compounds involved in its other research and development programs that have comparable market potential. Subject to Section


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      30.

5(c), JT and/or Tularik shall use commercially reasonable efforts to develop and market Products pursuant to this Agreement, consistent with the efforts it expends on its other products having comparable market potential. If a Party disagrees on whether the other Party's actions are commercially reasonable, such disagreement shall be resolved in accordance with Section 19.

     15. Representations and Warranties. Each Party hereby represents and warrants that such Party has full corporate power and authority under the laws of the state or country of its incorporation to enter into this Agreement and carry out the provisions hereunder and that the person executing this Agreement on each Party's behalf has been duly authorized to do so by all requisite corporate action.

          a. Other than with respect to the [ * ] as provided in the [ * ] and the [ * ], each Party represents and warrants that, as of the date of this Agreement, it is not a Party to any agreement, arrangement or understanding with any Third Party that in any significant way prevents such Party from fulfilling any of its material obligations under the terms of this Agreement.

          b. Other than with respect to the [ * ] as provided in the [ * ] and the [ * ], each Party covenants that it will not commit any acts or fail to take any action that would be in material conflict with its obligations under this Agreement.

          c. Other than with respect to the [ * ] as provided in the [ * ] and the [ * ], each Party represents and warrants to such Party's best knowledge as of the date of this Agreement: [ * ].

          d.   Each Party represents and warrants that [ * ].

     16. Binding Agreement. Each Party represents this Agreement is a legal and valid obligation, binding upon it and enforceable in accordance with its terms. Each Party represents it has not and will not during the term of this Agreement grant any right to any Third Party that would conflict with the rights granted to the other Party hereunder.

     17. Provisions to be Included. The Collaboration Agreement shall include the terms specified in this Agreement and other terms customary in the pharmaceutical industry for agreements governing the research, development and commercialization of pharmaceutical products including, without limitation, enforcement of Program Patents, defense against Third Party claims of infringement, payments, information and reports, indemnification, relationship of the Parties, assignments, notices, amendments, waiver, counterparts, force


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      31.

majeure, headings, governing law, language, entire agreement and public announcements.

     18. Severability. If any part of this Agreement is declared invalid by any legal authority having jurisdiction over either Party, then such declaration shall not affect the remainder of the Agreement, which shall continue in full force and effect. The Parties shall revise the invalidated part in a manner that will render such provision valid and closely approximate the Parties' original intent.

     19. Dispute Resolution. In the event of any controversy or claim arising out of, relating to or in connection with any provision of this agreement, the Parties shall try to settle their differences amicably between themselves by referring the disputed matter to the committee(s) provided in Article 1. Any unresolved disputes arising between the Parties arising out of, relating to, in connection with or in any way connected with this Agreement or any term or conditions hereof, or performance by either Party of its obligations hereunder, whether before or after termination or expiration of this Agreement, shall be finally resolved by binding arbitration, except that any disputes regarding the validity, scope or enforceability of patents shall be submitted to a court of competent jurisdiction. The arbitration shall be [ * ]. The arbitration will be conducted by a panel of three (3) arbitrators with significant experience in the pharmaceutical industry appointed in accordance with applicable AAA rules. Any arbitration herewith shall be conducted in the English language to the maximum extent possible. Each Party shall bear its own costs and attorney's and witness' fees. Judgment on the award so rendered shall be final and may be entered in any court having jurisdiction thereof.

     20. Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their permitted successors and assigns; provided, however, that neither Party shall assign any of its rights and obligations hereunder without the prior written consent of the other Party except in connection with the merger, consolidation, reorganization or acquisition of stock or assets affecting substantially all of the assets or actual voting control of the assigning Party.

     21. Governing Law. This Agreement shall be governed by California law, notwithstanding its conflicts of laws principles.

     22. Entire Agreement, Amendment. This Agreement sets forth the principal terms of the arrangement between the Parties hereto and, except as otherwise set forth herein, supersedes and terminates all prior agreements and


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      32.

understandings between the Parties, including without limitation the Original Agreement. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

     23. Public Announcements. Each Party agrees that, prior to the execution of the Agreement, except as may be required by law, it shall not disclose the existence, substance or details of this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld. Nothing herein shall prevent either Party from disclosing such information as reasonably necessary to its affiliates; provided, however, each Party shall take such steps necessary to ensure that such affiliates agree to be bound to the provisions of this Section 23. In cases in which disclosure may be required by law, the disclosing Party, prior to such disclosure to the extent practicable, shall notify the non-disclosing Party of the contents of the proposed disclosure. Consistent with applicable law, the non-disclosing Party shall have the right to propose reasonable changes to the disclosure to protect its interests, provided that it requests such changes promptly after the potential disclosure is submitted to it. The disclosing Party shall not unreasonably refuse to include such changes in its disclosure.

     24.  Tularik's Role. [ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      33.

     If this Agreement correctly sets forth your understanding of the agreement between JT and Tularik, please confirm by signing and returning the duplicate copy, addressed to my attention.

Tularik Inc.

By:  /s/ David V. Goeddel
     ---------------------------------

Title: Chief Executive Officer

AGREED:

Japan Tobacco Inc.

By:  /s/ Masakazu Kakio
     ---------------------------------
     Title: Executive Director, Pharmaceutical Business

Date:  October 21, 1998


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      34.

                                  APPENDIX A
                                 RESEARCH PLAN

The details of the Research Program described in this Agreement are as follows:

1. The parties will jointly undertake, under the direction of the RMC, basic research towards the objectives of the Research Program.

2.   The following tasks will be shared by both parties:

          [ * ]
          [ * ]
          [ * ]
          [ * ]
          [ * ]
          [ * ]

3. Details will be discussed and determined by the RMC. An initial meeting of the RMC will take place within one month of the date of execution of this Agreement.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                  APPENDIX B
                        DESCRIPTION OF TULARIK EXISTING
                      TECHNOLOGY APPLICABLE TO THE FIELD

[ * ]

[ * ]

       1.   [ * ]

[ * ]

       2.   [ * ]

[ * ]

       3.   [ * ]

[ * ]


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                  APPENDIX C

                     DESCRIPTION OF JAPAN TOBACCO EXISTING
                      TECHNOLOGY APPLICABLE TO THE FIELD

Summary of JT Patent Applications Relevant to the Obesity Project


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                  APPENDIX D

    Definitions for Calculation of Co-Promotion Expenses, Development Costs
               and Promotion Expenses in the Exclusive Territory

          [ * ]

          [ * ]

          [ * ]

          [ * ]

          [ * ]

          [ * ]

          [ * ]

          [ * ]

          [ * ]

          [ * ]

          [ * ]

          [ * ]

          [ * ]



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                  APPENDIX E

                      Description of Scientific FTE Rate

          The initial Scientific FTE rate that will be used by the Parties in preparing the Development Budget and determining Development Costs is [ * ]. Such rate is composed of the following expense categories in the amounts indicated:

   [ * ]                                    [ * ]
   [ * ]                                    [ * ]
   [ * ]                                    [ * ]
   [ * ]                                    [ * ]
   [ * ]                                    [ * ]
   [ * ]                                    [ * ]

     The Scientific FTE rate shall be adjusted annually such that [ * ].


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                  APPENDIX F
                                Kiyose Letters
October 9, 1998

Via Facsimile 011 81 3 5572 1449
K. Kiyose, Esq.
Japan Tobacco Inc.
Pharmaceutical Business Development
2-2-1, Toranomon 2-chome
Minato-ku, Tokyo 105-8422 JAPAN

Dear Mr. Kiyose:

Thank you for taking time to speak with me yesterday about the JT/Tularik Obesity Agreement. I enclose for your review certain changed pages. Due to some redlining errors in the draft sent to you on September 24, 1998, the attached changed pages are marked against the draft sent on September 21, 1998. While this approach may result in your having to re-read some provisions that you have already reviewed, it will avoid the possibility that changes in the September 24, 1998 draft were not read because they were not marked.

In addition, I set forth below the [ * ].

[ * ].

[ * ].

[ * ]. We trust that you will reach the same conclusion. Please let me know if I can provide you with any further information that will be of assistance in your analysis.

Thank you in advance for distributing this to the other members of the JT team (presumably, Mr. Yoneyama, Mr. Yamada and Mr. Kamiya).

Sincerely yours,

/s/ William J. Rieflin
----------------------

William J. Rieflin
Vice President, General Counsel & Secretary


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

October 14, 1998

Via Facsimile 011 81 3 5572 1449

K. Kiyose, Esq.
Japan Tobacco Inc.
Pharmaceutical Business Development
2-2-1, Toranomon 2-chome
Minato-ku, Tokyo 105-8422 JAPAN

Dear Mr. Kiyose:

Thank you for your letter dated October 14, 1998 concerning changes to the JT/Tularik Obesity Agreement [ * ]. I attach copies of changed pages from the revised draft sent to you on October 9, 1998 that incorporate your proposed modifications.

[ * ]

[ * ]

[ * ]

[ * ]

Thank you in advance for distributing this to the other members of the JT team (presumably, Mr. Yoneyama, Mr. Yamada and Mr. Kamiya).

Sincerely yours,

/s/ William J. Rieflin
----------------------

William J. Rieflin
Vice President, General Counsel & Secretary


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.